SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  September 25, 2008

THE BEARD COMPANY
(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Enterprise Plaza 5600 N. May Avenue, Suite 320 Oklahoma City, Oklahoma	73112
(Address of principal executive offices) (Zip Code)

(405) 842-2333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report:

Item 3.02  Unregistered Sales of Equity Securities.

Forced Conversion of 2008 Series A and Series B Notes

In our Form 8-K filed on August 28, 2008, The Beard Company (referred to herein as “we,” “us” and “our”) advised that, on August 22, 2008, we had notified the holders of $46,332 of our outstanding 12% Series A Convertible Subordinated Notes due August 30, 2008 (the “Series A Notes”) and the holders of $511,995 of our outstanding 12% Series B Convertible Subordinated Notes due November 30, 2008 (the “Series B Notes,” and collectively with the Series A Notes, the “2008 Notes”) that they must convert their 2008 Notes by September 22, 2008 (the “Forced Conversion Date”). All of the 2008 Notes have a Conversion Price of $1.00 per share. In our Form 8-K filed on September 15, 2008, we advised that between August 25, 2008 and September 4, 2008, holders of $518,327.92 of the 2008 Notes elected to convert them prior to the Forced Conversion Date, and that between September 3, 2008 and September 9, 2008 (i) we issued 518,323 of our common shares, (ii) 1.46 fractional shares were cashed out, and (iii) 3.46 fractional shares were placed in suspense pending conversion of additional fractional shares (total of 4.92 shares).

Between September 15, 2008, and September 19, 2008, holders of $39,999.76 of the 2008 Notes elected to convert them prior to the Forced Conversion Date, and on September 26, 2008, we issued 39,999 of our common shares, bringing the common shares issued during the Forced Conversion period to a total of 558,322. In addition, on September 19, 2008, an additional 0.76 fractional shares were placed in suspense pending future conversions, bringing the total fractional shares in suspense to 4.22. The issuance of the 39,999 shares did not trigger a reporting requirement.

Forced Conversion of 2010 Notes

In our Form 8-K filed on August 28, 2008, we also advised that on August 25, 2008 we had notified the holders of $2,205,300 of our outstanding 12% Convertible Subordinated Notes due February 15, 2010 (the “2010 Notes”) that they must convert their 2010 Notes by September 25, 2008 (the “Forced Conversion Date”). All of the 2010 Notes have a Conversion Price of $1.00 per share. In our Form 8-K filed on September 15, 2008, we advised that between September 4, 2008, and September 6. 2008, holders of $184,000 of the 2010 Notes elected to convert them prior to the Forced Conversion Date, and that we issued 184,000 of our common shares on September 9, 2008.

Between September 12, 2008, and September 23, 2008, holders of $2,001,300 of the 2010 Notes elected to convert them prior to the Forced Conversion Date, and on September 25, 2008, the holder of an additional $20,000 of the 2010 Notes elected to convert them. On September 26, 2008 we issued a total of 2,021,300 common shares, bringing the common shares issued during the Forced Conversion period to a total of 2,205,300. The issuance of the additional shares triggered a reporting requirement.

General

In the Form 8-K we filed on August 28, 2008 we reported that our total outstanding common shares would increase to 9,374,869 once all of the 2008 Notes and the 2010 Notes hsd been converted, and that is the correct number of shares outstanding as of this date.

None of the 2008 Notes, the 2010 Notes or our common stock issued in connection with the 2008 Notes or the 2010 Notes (the “Underlying Common Stock”) are registered under the Securities Act of 1933, as amended (the “Securities Act”). The 2008 Notes, the 2010 Notes and the Underlying Common Stock were issued in reliance upon the exemption from registration provided by Section 4(2) of the

Securities Act for “transactions by the issuer not involving a public offering,” in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Form 8-K and is identified by the number indicated.

Exhibit No.	Description

99.1	Press Release dated September 25, 2008 re Forced Conversions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

September 29, 2008

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release dated September 25, 2008 re Forced Conversions	Filed herewith electronically